UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     November 25, 2003

Mercury Air Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7134	11-1800515

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5456 McConnell Avenue, Los Angeles, California		90066

Registrant’s telephone number, including area code     (310) 827-2737

Not Applicable

(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
Number

99.1	Press Release of Mercury Air Group, Inc., dated November 25, 2003.

Item 9. Regulation FD Disclosure.

     On November 25, 2003, Mercury Air Group, Inc. (the “Company”) issued a press release announcing, among other things, that the American Stock Exchange (the “Exchange”) accepted the Company’s plan to regain compliance with the Exchange’s continuing listing standards and, therefore, subject to certain conditions (including the Exchange’s ability to, if it deems necessary, initiate immediate delisting proceedings at any time during the plan period), the Company’s listing on the Exchange was being continued pursuant to an extension to allow the Company additional time to come into compliance. In addition, the Company also announced that management will recommend to the Company’s Audit Committee of the Board of Directors that it engage its current independent accountants to conduct and complete a re-audit of its financial statements for the previous two fiscal years ended June 30, 2002 and 2001. The press release is incorporated herein to this Form 8-K by reference and a copy of this press release is attached hereto as Exhibit 99.1.

     The information contained in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCURY AIR GROUP, INC.

(Registrant)

Date	December 3, 2003	/S/ Robert Schlax

Robert Schlax
Vice President of Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

99.1	Press Release of Mercury Air Group, Inc., dated November 25, 2003.